Exhibit 99
Form 8-K
Viking Systems, Inc.
File No. 000-49636

Viking Systems, Inc. Appoints Stephen Heniges New Senior Vice President, Global Marketing and Clinical Development

Stephen M. Heniges Brings Over 20 Years of Commercial Experience to his New Position

SAN DIEGO -April 04, 2007 - Viking Systems, Inc. (OTC BB:VKSY.OB -), a designer, manufacturer and marketer of high-performance laparoscopic vision systems for use in minimally invasive surgical (MIS) procedures, has promoted Stephen M. Heniges to the role of Senior Vice President, Global Marketing and Clinical Development. Heniges, who previously held the position of vice president, corporate accounts and international business at Viking Systems, will be replacing Lonna J. Williams, senior vice-president, commercial operations, who has left the Company to pursue other interests.

Heniges, 48, has over two decades of senior commercial and business development experience at several of Johnson & Johnson’s divisions, where he held varying positions of increasing responsibility since 1985. In his new position at Viking Systems, Mr. Heniges will be responsible for the strategic and operational leadership of Viking’s global marketing, clinical development, international operations, as well as the development, launch and promotion of new and existing surgical solutions. Heniges will work closely with other members of Viking’s senior management team in addition to the Company’s clinical advisors on a number of strategic initiatives.

“Steve Heniges brings a wealth of experience to his new position at Viking Systems. He is a seasoned leader and has the commercial and operational experience in the medical technology industry we require to position the Company for strong growth,” said Donald E. Tucker, President and CEO of Viking Systems. “Steve has continually proven himself to be an invaluable member of the Viking Systems team and we are confident in his ability to bring a clear surgeon-centric and patient-outcome driven marketing strategy to Viking Systems as we continue to change the paradigm of vision technology in MIS surgery. As we move forward with our strategic and operational objectives, and towards new clinical opportunity areas, we at Viking are confident that we have the right people, technology, and foresight in place to continue the growth of this Company.”

Prior to his promotion, Heniges spent the last year as vice president, corporate accounts and international business, driving strategic growth with major hospital accounts, developing key business alliances, as well as leading the implementation of Viking’s global distribution strategy. Prior to joining Viking Systems, Heniges worked at Advanced Sterilization Products, a Johnson & Johnson company, where he held various positions including senior manager, business development, director of global marketing, and general manager. At Advanced Sterilization Products, his responsibilities ranged from sales, marketing, customer service, technical service and clinical education. Mr. Heniges has held various positions at Johnson & Johnson companies spanning over 20 years.

Heniges earned his Bachelor of Science degree from Portland State University where he majored in Biology and minored in Speech Communication.

About Viking Systems, Inc.

Viking Systems, Inc. is a designer, manufacturer and marketer of FDA-cleared, CE-marked, high-performance laparoscopic vision systems. The Company's primary branded product is the 3Di Digital Vision System, an advanced three-dimensional (3-D) vision system used by surgeons for complex minimally invasive laparoscopic surgery, with an initial focus on applications in urology, gynecology, bariatrics and general surgery. Viking also manufactures advanced two-dimensional (2-D) 2Di Digital Vision Systems for targeted configurations and channels, as well as 2D cameras and components, sold through strategic partners and OEM programs.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding Viking’s goals, its prospects for growth and its marketing efforts. Risks that contribute to the uncertain nature of the forward-looking statements include: risks related to the effectiveness of its marketing program, its ability to continue to obtain funding, its ability to maintain sales momentum, and costs associated with internal development, partnership and in-licensing activities. These and other risks and uncertainties are described more fully in Viking’s most recently filed SEC documents, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings "Risk Factors." All forward-looking statements contained in this press release speak only as of the date on which they were made. Viking undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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